                                                                     EXHIBIT 4.3
                           NTN COMMUNICATIONS, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of August 25, 1996, by and between NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and ROBERT BENNETT, an individual (the "Optionee").

                              W I T N E S S E T H

     WHEREAS, the Company's Board of Directors authorized the grant to the Optinonee of an option (the "Option") to purchase 100,000 shares of Common Stock, $.005 par value, of the Company (the "Common Stock") upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1. Grant of Nonqualified Option. The Company hereby grants to the Optionee
        ----------------------------
the right and option to purchase, in accordance with the terms and conditions of this Agreement, an aggregate of 100,000 shares (the "Shares") of Common Stock at the price of $5.00 per share (the "Price"), exercisable from time to time, prior to the close of business on August 25, 2001 (the "Expiration Date"). This
Option is not being granted pursuant to the Company's 1995 Stock Option Plan, as amended, but pursuant to the Company's Special Stock Option Plan (the "Plan").

     2. Vesting and Exercisability of Option. The Option will become vested and
        ------------------------------------
exercisable as to one-third of the Shares on the first anniversary of the date hereof, as to an additional one-third of the Shares on the second anniversary of the date hereof, and as to the final one-third of the Shares on the third anniversary of the date hereof. The right to purchase any or all of the Shares will terminate on the close of business on August 25, 2001.

     3. Method of Exercise of Option and Payment of Purchase Price. Each
        ----------------------------------------------------------
exercise of the Option shall be by means of a written notice of exercise delivered to the Company and specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 8 below and payment of the Price in full in cash or by check payable to the order of the Company; provided that so-called cashless exercises may be permitted in the discretion of the Committee administering the Plan. The delivery of shares pursuant to an exercise of this Option will be conditional upon payment by the Optionee of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

     4. Effect of Death of Optionee. The Option and all other rights hereunder,
        ---------------------------
to the extent such rights shall not have been exercised, shall terminate and become null and void at the end of twelve months following the Optionee's death. During the twelve-month period after death, the Option may, to the extent exercisable on the date of death (or earlier termination), be exercised by the executor of the Optionee's will or the administrator of the holder's estate; provided that in no event may the Option be exercised by any person after the Expiration Date.

     5. Non-Assignability of Option. The Option and the rights and privileges
        ---------------------------
conferred hereby are not transferable or assignable and may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process. During the Optionee's lifetime, the Option may be exercised only by the Optionee, or, subject to the provisions of


                                      1.

Section 4, within twelve months after his death by the executor of his will or the administrator of his estate, and not otherwise, regardless of any community property or other interest therein of the Optionee's spouse or such spouse's successor in interest. In the event that the spouse of the Optionee shall have acquired a community property interest in the Option, the Optionee, or such transferees, may exercise it on behalf of the spouse of the Optionee or such spouse successor in interest.

     6. Adjustments and Other Rights. The rights of the Optionee hereunder will
        ----------------------------
be subject to adjustments and modifications in certain circumstances and upon occurrence of certain events including a reorganization, merger, combination, recapitalization, reclassification, stock split, reverse stock split, stock dividend or stock consolidation.

     7. Optionee Not A Stockholder. Neither the Optionee nor any other person
        --------------------------
entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company as to any shares of Common Stock not actually issued and delivered to him. No adjustment will be made for dividends or other rights for which the record date is prior to the date on which such stock certificate or certificates are issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of payment was accepted.

     8. Application of Securities Laws. No shares of Common Stock may be
        ------------------------------
purchased pursuant to the Option unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporations and any other regulatory agencies, including any other state securities law commissioners having jurisdiction over the Company or such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Optionee represents, agrees and certifies that:

        (a) If the Optionee exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the Common Stock issuable upon exercise and available for delivery to him a prospectus meeting the requirements of Section 10(a)(3) of the Act, the Optionee will acquire the Common Stock issuable upon such exercise for the purpose of investment and not with a view to resale or distribution and that, as a condition to each such exercise, he or she will furnish to the Company a written statement to such effect, satisfactory in form and substance to the Company, which statement also acknowledges that the Option shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer; and

        (b) If and when the Optionee proposes to publicly offer or sell the Common Stock issued to him upon exercise of the Option, the Optionee will notify the Company prior to any such offering or sale and will abide by the opinion of counsel to the Company as to whether and under what conditions and circumstances, if any, he may offer and sell such shares, but such procedure need not be followed if a Prospectus was delivered to the Optionee with the shares of Common Stock and the Common Stock was and is listed on the New York Stock Exchange or the American Stock Exchange.

     The Optionee understands that the certificate or certificates representing the Common Stock acquired pursuant to the Option may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Common Stock, and the Company may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of
Section 4 above shall be bound by and obligated under the provisions of this
Section 8 to the same extent as is the Optionee.

     9. Notices. Any notice to be given under the terms of this Agreement shall
        -------
be in writing and addressed to the Secretary of the Company at its principal office and any notice to be

                                      2.

given to the Optionee shall be addressed to him at the address given beneath the Optionee's signature hereto, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

     10. Effect of Agreement. This Agreement shall be assumed by, be binding
         -------------------
upon and inure to the benefit of any successor or successors of the Company.

     11. Laws Applicable to Construction. The Option has been granted, executed
         -------------------------------
and delivered as of the day and year first above written in Carlsbad, California, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the internal laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand as of the day and year first above written.


                                            NTN COMMUNICATIONS, INC.,
                                            a Delaware corporation



                                            By:    /s/ Patrick J. Downs
                                                   -------------------------
                                            Title: Chairman, CEO
                                                   -------------------------


                                            OPTIONEE


                                            /s/ Robert Bennett
                                            --------------------------------
                                                Robert Bennett

                                            c/o Trans Atlantic Entertainment
                                            10351 Santa Monica Boulevard
                                            Suite 211
                                            Los Angeles, CA 90025

                                       3.

                           NTN COMMUNICATIONS, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of August 30, 1996, by and between NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and ED FRAZIER, an individual (the "Optionee").

                              W I T N E S S E T H

     WHEREAS, the Company's Board of Directors authorized the grant to the Optionee of an option (the "Option") to purchase 100,000 shares of Common Stock, $.005 par value, of the Company (the "Common Stock") upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and convenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1. Grant of Nonqualified Option. The Company hereby grants to the Optionee
        ----------------------------
the right and option to purchase, in accordance with the terms and conditions of this Agreement, an aggregate of 100,000 shares (the "Shares") of Common Stock at the price of $5.00 per share (the "Price"), exercisable from time to time, prior to the close of business on August 30, 2001 (the "Expiration Date"). This Option is not being granted pursuant to the Company's 1995 Stock Option Plan, as amended, but pursuant to the Company's Special Stock Option Plan (the "Plan").

     2. Vesting and Exercisability of Option. The Option will become vested and
        ------------------------------------
exercisable as to one-third of the Shares on the first anniversary of the date hereof, as to an additional one-third of the Shares on the second anniversary of the date hereof, and as to the final one-third of the Shares on the third anniversary of the date hereof. The right to purchase any or all of the Shares will terminate on the close of business on August 30, 2001.

     3. Method of Exercise of Option and Payment of Purchase Price. Each
        ----------------------------------------------------------
exercise of the Option shall be by means of a written notice of exercise delivered to the Company and specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 8 below and payment of the Price in full in cash or by check payable to the order of the Company; provided that so-called cashless exercises may be permitted in the discretion of the Committee administering the Plan. The delivery of shares pursuant to an exercise of this Option will be conditional upon payment by the Optionee of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

     4. Effect of Death of Optionee. The Option and all other rights hereunder,
        ---------------------------
to the extent such rights shall not have been exercised, shall terminate and become null and void at the end of twelve months following the Optionee's death. During the twelve-month period after death, the Option may, to the extent exercisable on the date of death (or earlier termination), be exercised by the executor of the Optionee's will or the administrator of the holder's estate; provided that in no event may the Option be exercised by any person after the Expiration Date.

                                      1.

     5. Non-Assignability of Option. The Option and the rights and privileges
        ---------------------------
conferred hereby are not transferable or assignable and may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process. During the Optionee's lifetime, the Option may be exercised only by the Optionee, or, subject to the provisions of Section 4, within twelve months after his death by the executor of his will or the administrator of his estate, and not otherwise, regardless of any community property or other interest therein of the Optionee's spouse or such spouse's successor in interest. In the event that the spouse of the Optionee shall have acquired a community property interest in the Option, the Optionee, or such transferees, may exercise it on behalf of the spouse of the Optionee or such spouse successor in interest.

     6. Adjustments and Other Rights. The rights of the Optionee hereunder will
        ----------------------------
be subject to adjustments and modifications in certain circumstances and upon occurrence of certain events including a reorganization, merger, combination, recapitalization, reclassification, stock split, reverse stock split, stock dividend or stock consolidation.

     7. Optionee Not A Stockholder. Neither the Optionee nor any other person
        --------------------------
entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company as to any shares of Common Stock not actually issued and delivered to him. No adjustment will be made for dividends or other rights for which the record date is prior to the date on which such stock certificate or certificates are issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of payment was accepted.

     8. Application of Securities Laws. No shares of Common Stock may be
        ------------------------------
purchased pursuant to the Option unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporations and any other regulatory agencies, including any other state securities law commissioners having jurisdiction over the Company or such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Optionee represents, agrees and certifies that:

        (a) If the Optionee exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the Common Stock issuable upon exercise and available for delivery to him a prospectus meeting the requirements of Section 10(a)(3) of the Act, the Optionee will acquire the Common Stock issuable upon such exercise for the purpose of investment and not with a view to resale or distribution and that, as a condition to each such exercise, he or she will furnish to the Company a written statement to such effect, satisfactory in form and substance to the Company, which statement also acknowledges that the Option shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer; and

        (b) If and when the Optionee proposes to publicly ofer or sell the Common Stock issued to him upon exercise of the Option, the Optionee will notify the Company prior to any such offering or sale and will abide by the opinion of counsel to the Company as to whether and under what conditions and circumstances, if any, he may offer and sell such shares, but such procedure need not be followed if a Prospectus was delivered to the Optionee with the shares of Common Stock and the Common Stock was and is listed on the New York Stock Exchange or the American Stock Exchange.

                                      2.

     The Optionee understands that the certificate or certificates representing the Common Stock acquired pursuant to the Option may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Common Stock, and the Company may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of
Section 4 above shall be bound by and obligated under the provisions of this
Section 8 to the same extent as is the Optionee.

     9. Notices. Any notice to be given under the terms of this Agreement shall
        -------
be in writing and addressed to the Secretary of the Company at its principal office and any notice to be given to the Optionee shall be addressed to him at the address given beneath the Optionee's signature hereto or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

     10. Effect of Agreement. This Agreement shall be assumed by, be binding
         -------------------
upon and inure to the benefit of any successor or successors of the Company.

     11. Laws Applicable to Construction. The Option has been granted, executed
         -------------------------------
and delivered as of the day and year first above written in Carlsbad, California, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the internal laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand as of the day and year first above written.


                                       NTN COMMUNICATIONS, INC.,
                                       a Delaware corporation


                                       By: /s/Patrick J. Downs
                                          ----------------------
                                       Title: Chairman, C.E.O.
                                             -------------------



                                       OPTIONEE


                                       /s/Ed Frazier
                                       -------------------------
                                       Ed Frazier

                                       c/o Liberty Sports
                                       100 East Royal Lane
                                       Suite 300
                                       Irving, Texas 75039


                                      3.